UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment Number 2 to

FORM S-1/A

REGISTRATION STATEMENT

Under the Securities Act of 1933

HEADSTART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	6153	47-2523821
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Enrique Geenizier Street
PH Miro, Suite 504, Bella Vista
Panama, Republic de Panama
(800) 680-7071
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

TKM Accounting Services, LLC
1000 N. Green Valley Pkwy #440-484
Henderson, NV 89074
(702) 879-8565
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Bauman & Associates Law Firm
5595 Egan Crest Dr.
Las Vegas, NV 89149
Tel: (702) 533-8372

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount of Shares to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	4,000,000	$0.01	$40,000	$5.15

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

HEADSTART HOLDINGS, INC.

4,000,000 shares of common stock

$0.01 per share

Headstart Holdings, Inc. is offering on a best-efforts basis a minimum of 2,000,000 and up to 4,000,000 shares of common stock at a fixed offering price of $0.01 per share.  The shares are intended to be sold directly through the efforts of our sole officer and director.  The intended methods of communication include, without limitation, telephone and personal contact.  There is no escrow, trust or similar account in which your subscription will be deposited.  All subscription funds will be deposited into a separate bank account pending the achievement of the minimum offering.  The bank account is merely a separate, non-interest bearing account under our control where we will segregate your funds; therefore, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription, which could preclude or delay the return of money to you.  If that happens, you will lose your investment even if we do not raise the minimum proceeds in this offering.  The funds will be maintained in the separate bank until we receive a minimum of $20,000, at which time we will remove those funds for use as set forth in the Use of Proceeds section of this prospectus.  However, the funds will not be utilized by us until such time as the offering terms and conditions have been met.  You will not have the right to withdraw your funds during the offering.  You will only receive your funds back if we do not raise the minimum amount of the offering within 180 days.  If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  For more information, see “Plan of Distribution” on page 14.

This is our initial public offering, and no public market currently exists for our Shares. The securities being registered in this offering may not be liquid since they are not listed on any exchange or quoted through an OTC market, and a market for these securities may not develop. The offering price may not reflect the market price of our Shares after the offering.

We are considered a "shell company," as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and are subject to additional regulatory requirements as a result, including, but not limited to, the inability of our shareholders to sell its shares in reliance on Rule 144, promulgated pursuant to the Securities Act of 1933, a safe harbor on which holders of restricted securities usually rely to resell securities, as well as inability to register our securities on Form S-8 (an abbreviated registration process).

This investment involves a high degree of risk.  Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in this prospectus.  You should purchase shares only if you can afford a complete loss of your investment.  See “Risk Factors” starting on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Offered by the Company	Number of Shares	Offering Price	Underwriting Discounts & Commissions (See "Plan of Distribution" beginning on page 14)	Proceeds to the Company
Per Share	1	$0.01	$0.00	$0.01
Minimum Offering	2,000,000	$20,000.00	$0.00	$20,000.00
Maximum Offering	4,000,000	$40,000.00	$0.00	$40,000.00

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the SEC becomes effective.  This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.  Resale transactions may not take place due to the absence of registration or applicable exemptions.  Headstart Holdings, Inc. does not plan to use this offering prospectus before the effective date.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and, as such, will be subject to reduced public company reporting requirements.

The date of this Prospectus is April ____, 2015

PROSPECTUS SUMMARY

You should read the following summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing elsewhere in this prospectus.  You should carefully consider the matters discussed in “Risk Factors” beginning on page 7.

THE COMPANY

Headstart Holdings, Inc. was incorporated in the State of Nevada on December 11, 2014, under the name Headstart Lending, Inc. On January 9, 2015, we changed our name to Headstart Holdings, Inc.   Our proposed business is to operate as a factoring company specifically targeting real estate businesses across all types, including residential, commercial and raw land.

We will purchase real estate commissions receivable at a discount to the face value of the receivable, as well as charge nominal documentation and contract fees.  Our goal is to assist real estate businesses stabilize their cash flows through the factoring of their accounts receivable. We plan to service any real estate business, including agents, brokers, title officers, initially in the United States and Panama. We are not and have no intention to operate as a loan company, banking institution or collections agency.  We will service only real estate businesses and will not purchase consumer debt or charged-off receivables.

We are registering shares of our common stock in this offering to raise capital sufficient to cover the costs associated with the offering and to establish a base of operations, including, but not limited to: website development, graphic design, marketing and advertising, working capital, legal, accounting and transfer agent fees.  However, we cannot assure you that the actual expenses incurred will not materially exceed our estimates or that cash flows from potential future revenues will be adequate to maintain our business.

To date, we have not commenced our planned principal operations and have no significant assets.  Our operations have been devoted primarily to startup and development activities, which include the formation of our corporate identity and obtaining seed capital through sales of our equity securities.  Since our inception, we have not generated any revenues.  During the year ended December 31, 2014, we incurred a net loss of $1,600 and had no cash on hand.  We have not experienced any material adverse changes to our financial condition subsequent to December 31, 2014. We expect to spend up to $40,000 in the next 12 months to execute our proposed real estate commission factoring business and continue as a going concern.  Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from operating activities will be adequate to maintain our business.  In consideration of the foregoing risks, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements.

As of the date of this prospectus, we have 5,000,000 shares of $0.001 par value common stock issued and outstanding.

Our address and telephone number are:

Enrique Geenizier Street

PH Miro, Suite 504, Bella Vista

Panama, Republic de Panama

Telephone: (800) 680-7071

Our fiscal year end is December 31.

We are considered a "shell company," as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and are subject to additional regulatory requirements as a result, including, but not limited to, the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, a safe harbor on which holders of restricted securities usually rely to resell securities, as well as our inability to register our securities on Form S-8 (an abbreviated registration process).  Accordingly, investors should consider our shares to be significantly risky and illiquid investments.

THE OFFERING

Headstart Holdings, Inc. is offering, on a best-efforts, self-underwritten basis, a minimum of 2,000,000 and up to 4,000,000 shares of common stock at a price of $0.01 per share.  The offering shall terminate on the earlier of (i) the date when the sale of a maximum of 4,000,000 shares is completed; (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of the maximum offering amount; or (iii) 180 days from the date of this prospectus and the minimum offering amount is not sold.  We will not extend the offering period beyond 180 days from the effective date of the prospectus.  If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 30 days after receiving the minimum amount of subscriptions and, thereafter, promptly following each subscription agreement received.  (See “Plan of Distribution”).

The Company is not registering for sale any of the 5,000,000 shares of common stock held by our founder, Mr. Oriel Yanguez, which are considered “restricted securities,” as that term is defined in Rule 144 under the Securities Act. Mr. Yanguez’s restricted shares will not be available for sale in the public market, if and when one develops, only if registered or if they qualify for an exemption from registration under Rule 144.

The shares are intended to be sold directly through the efforts of our sole officer and director.  The intended methods of communication include, without limitation, telephone and personal contact.  The proceeds from the sale of the shares by the Issuer in this offering will be payable directly to the company.  All subscription agreements and checks should be delivered to “Headstart Holdings, Inc.”  Failure to do so will result in checks being returned to the investor who submitted the check.  There is no escrow, trust or similar account in which your subscription will be deposited.  All subscription funds will be deposited into a separate bank account, pending the achievement of the minimum offering.  The bank account is merely a separate non-interest bearing account under our control where we will segregate your funds.  You will not have the right to withdraw your funds during the offering.  You will only receive your funds back if we do not raise the minimum amount of the offering within 180 days.  If we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription, which could preclude or delay the return of money to you.  If that happens, you will lose your investment even if we do not raise the minimum proceeds in this offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10, which it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock.  Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

We will apply the net proceeds from the offering to pay for website development, marketing, office supplies and equipment, inventory, accounting expenses and general working capital.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to "Risk Factors" on page 7 and "Dilution" on page 14 before making an investment in our stock.

We do not currently have a transfer agent; however, we are in the process of searching for an agent that we expect to engage in the near future.

SUMMARY FINANCIAL INFORMATION

The summary financial data are derived from the historical financial statements of Headstart Holdings, Inc.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance sheet data

December 31, 2014
Assets

Current assets
Cash	$0
Total current assets	0

Total assets	$0

Liabilities And Stockholders’ Equity

Current liabilities:
Accounts payable	$1,600
Total current liabilities	1,600

Total liabilities	1,600

Stockholders’ equity
Preferred stock	0
Common stock	5,000
Additional paid-in capital	25,000
Subscriptions receivable	(30,000)
Deficit accumulated during development stage	(1,600)
Total stockholders’ equity	(1,600)

Total liabilities and stockholders’ equity	$0

Statements of operations data

Inception
(December 11, 2014)
Through
December 31, 2014

Revenue	$0
Total expenses	1,600

Provision for income taxes	0

Net (loss)	$(1,600)

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Investors may lose their entire investment if we are unable to continue as a going concern.

Headstart Holdings, Inc. was formed in December 2014.  We are in the development stage and have no operational history on which you can evaluate our business and prospects.  We are a small company without guaranteed or recurring streams of revenues.  Our prospects must therefore be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development and without significant operating history.  These risks include, without limitation, the absence of guaranteed long-term revenue streams, management that is inexperienced in managing a public company, a competitive market environment with numerous larger competitors and lack of brand recognition.  If our business fails, the investors in this offering may face a complete loss of their investment.

We are currently experiencing liquidity and solvency problems, which could prevent us from commencing operations.

We have no clients and not means with which to generate revenues.  Additionally, future expenditures may be higher than our management may anticipate and budget for, which could materially harm our business.  As such, we are experiencing liquidity and solvency problems.  Such liquidity and solvency problems could prevent us from commencing operations or may force us to go out of business if additional financing is not available.  We have no intention of liquidating.  We are attempting to raise additional capital through offerings and sales of equity securities.  In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate.  A possibility of such outcome presents a risk of complete loss of investment in our common stock.

Our sole officer and director does not have experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our sole officer and director has no public company management experience or responsibilities.  This could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis.  There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations.  Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Our independent accounting firm has expressed substantial doubt about our ability to continue as a going concern.

At December 31, 2014, we had not begun to generate revenue, had no certainty of earning revenues in the future.  We expect to spend up to $40,000 in the next 12 months of operations to implement our business plan and establish a base of operations.  These factors, among others, raise substantial doubt about our ability to continue as a going concern.  Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control.  These factors include general economic conditions, market acceptance of our factoring model and competitive efforts.  Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods.  As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern.  This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise.

Because our sole officer and director has limited experience owning and operating a business, we may not generate material sales and we face a high risk of failure.

Our sole officer and director has professional experience in the real estate mortgage business, generally.  However, he has no professional experience owning and operating a business.  As such, there can be no assurance that we will be able to implement planned principal operations or generate any sales, and face a high risk of business failure.

The proceeds from the offering contemplated hereby will be kept in a separate corporate account rather than an escrow or trust account and could become subject to the claims of creditors.

The proceeds from the sale of the shares in this registered offering will be payable directly to the company and all subscription funds will be deposited into a separate bank account, pending the achievement of the minimum offering. There is no escrow, trust or similar account in which subscription funds will be deposited.  The bank account is merely a separate non-interest bearing account under our control where we will segregate subscription funds; therefore, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, the subscription funds could become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach the subscription funds.  If that happens, investors could lose their investments even if we do not raise the minimum proceeds in this offering.

We operate in a highly competitive industry and we are in an unfavorable competitive position.

We operate in a highly competitive and highly fragmented business segment.  There exist a large number of factoring companies, many of which serve specific industry groups.  We believe only a small minority cater directly to real estate businesses, to whom we specifically target.  However, all of our competitors possess greater financial, marketing and sales resources, are more established and have larger geographic scope in certain parts of the world than we do, which, in turn, provides them with additional leverage in the competition for contracts.  As a result of their resources, factoring companies that do not currently target real estate businesses may choose to enter the market, which could further adversely affect our competitive position.  There can be no assurance that we will succeed in providing competitively priced services at levels of service and quality that will enable us to maintain and grow our market share.  It is also possible that new competitors or alliances among competitors will emerge in the future.  There can be no assurance that we will be able to compete successfully against present or future competitors or that competitive pressures will not force us to cease our operations.

We must adequately adapt to any changes in the real estate industry.

Our success depends significantly on our ability to keep pace with changes in the real estate industry, including, but not limited to, changing customer objectives, interest rates and economic cycles.  We must adapt our services, marketing and procedures so that we remain able to provide cost effective services.  Even if these developments are addressed, we may not be successful in the marketplace.

We may lose our sole officer and director without an employment agreement.

Our proposed operations depend substantially on the skills and experience of our sole officer and director, Oriel Yanguez.  We have no other full- or part-time employees besides this individual.  Furthermore, we do not maintain key man life insurance on our sole officer and director.  Without an employment contract, we may lose our officer and director to other pursuits without a sufficient warning and, consequently, go out of business.  If we were to lose the services of Mr. Yanguez to other pursuits without a sufficient warning we may, consequently, go out of business.

We may need to raise additional funds to pursue our growth strategy or continue our operations, and we may be unable to raise capital when needed.

From time to time, we may seek additional equity or debt financing to provide for the capital expenditures required to finance working capital requirements, purchase additional inventory, improve our services or make investments. In addition, if our business plans change, general economic, financial or political conditions in our markets change, or other circumstances arise that have a material effect on our cash flow, the anticipated cash needs of our business as well as our conclusions as to the adequacy of our available sources of capital could change significantly. Any of these events or circumstances could result in significant additional funding needs, requiring us to raise additional capital. We cannot predict the timing or amount of any such capital requirements at this time. If financing is not available on satisfactory terms, or at all, we may be unable to expand our business or to develop new business at the rate desired and our results of operations may suffer.

Although we will not operate as a lender, debt collector, loan servicer or consumer credit company, if we are found to transact any business related thereto, our operations will be severely impaired.

We operate as a factoring company, whereby we purchase accounts receivable at a discount. We are not a lender, bank or other depository institution.  We do not provide subprime, unsecured or payday lending.  We are also neither a debt collector nor a loan servicer.  Our specific target customers are real estate businesses and we do not and will not transact any business with consumers.  As of the date of this prospectus, we do not expect our business to be regulated or governed by the FDIC, FTC, federal or state agencies.  However, if we are found to infringe on any laws and regulations, we could be subject to fines, lawsuits and significant disruption of our activities that could have a material adverse effect on us.

Poor factoring decisions could lead to losses of revenues and earnings.

Our management is solely responsible for the evaluation of commissions receivable to purchase from prospective clients.  The decision to purchase non-performing or fraudulent receivables may lead to reductions in our cash position and a decrease in revenues and earnings.  As a small, development stage company our operations could be severely impaired by poor factoring decisions.

We are dependent upon the performance of the real estate market in general and any downturn would adversely impact our operations.

The mortgage lending and mortgage finance industries have experienced significant instability.  As a result, it is generally more difficult for some categories of borrowers to finance the purchase of homes, causing volatility both in the housing market, generally, as well as the ability of homebuyers to close their purchases.  Any reduction in, delay in or cancellation of home sales will directly affect our ability to collect on our commissions that we purchased from real estate businesses.  If these factors continue, or if mortgage lending standards and practices further tighten, we expect that there would be a material adverse effect on our business.

Failure to maintain adequate liquidity for general business operations could adversely impact our financial condition and growth prospects.

Our ability to meet anticipated cash needs depends upon a number of factors, including our ability to maintain and grow our factoring business, our creditworthiness and operating cash flows.  Failure to maintain adequate liquidity could force us to curtail factoring activities or cease business activities.  If we are unable to remain liquid or if we cannot obtain funds and/or financing, our financial condition and prospects for growth would be materially impaired.

Our sole director and officer is located in a non-United States jurisdiction and so you may have limited effective recourse against our management for misconduct and may not be able to enforce judgments and civil liabilities against our director, officer and agents.

Our sole director and officer, Mr. Yanguez, resides in Panama and any attempt to enforce liabilities upon such individual under the United States' securities and bankruptcy laws may be difficult. It may be difficult for courts in the United States to obtain jurisdiction over Mr. Yanguez and, as a result, it may be difficult or impossible for you to enforce judgements rendered against us or Mr. Yanguez in the United States' courts.  Thus, investing in us may pose a greater risk because should any situation arise in the future in which you have a cause of action against Mr. Yanguez or us, you may face potential difficulties in bringing lawsuits, or if successful, in collecting judgments against our sole officer and director or us.

U.S. investors may have difficulty enforcing judgments and civil liabilities against Headstart Holdings.

We are organized in the United States, with our principal executive officers and corporate offices located in Panama.  Our sole director and officer is a resident of jurisdictions outside the United States.  Additionally, we expect the majority of our assets and the assets of our sole officer are located outside the United States.  As a result, U.S. investors may find it difficult to effect service of process within the United States upon the company or our sole officer or to enforce outside the United States judgments obtained against the company or our sole officer in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal securities laws.  Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against the company or our sole officer in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. federal securities laws.  It may also be difficult for a U.S. investor to bring an original action in a Panamanian court predicated upon the civil liability provisions of the U.S. federal securities laws against us or our sole director.

You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock.  In the absence of being listed on a stock exchange or trading platform, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

We are currently considered a “Shell Company,” which limits the tradability of our shares.

We are, currently, considered a "shell company" within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.  As a result of our classification as a shell company, our investors are not allowed to rely on the "safe harbor" provisions of Rule 144, promulgated pursuant to the Securities Act of 1933, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.  Additionally, we may not register our securities on Form S-8 (an abbreviated form of registration statement).  We can provide no assurance or guarantee that we will cease to be a shell company and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares.  Resultantly, investors may not be able to sell their shares and may lose their entire investment.

If we have not filed a Form 8A and have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which this registration statement becomes effective, our reporting obligations under Section 15(d) of the Exchange Act may be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this Offering.  If we have not filed a Form 8A, do not have a form of securities registered under the Securities Act of 1934 and have less than 300 record shareholders, our reporting obligations under Section 15(d) of the Exchange Act may be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this Offering.  Furthermore, if, on the first day of any fiscal year, other than the year in which this registration statement becomes effective, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act may be automatically suspended for that fiscal year.  If we were to cease reporting, you will not have access to updated information regarding the Company’s business, financial condition and results of operation.

All of our issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended.  When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently issued and outstanding shares of common stock, aggregating 5,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  We are currently considered a "shell company" within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, which limits the ability of holders of our common stock to sell their shares.  As a result of our classification as a shell company, our investors are not allowed to rely on the "safe harbor" provisions of Rule 144, promulgated pursuant to the Securities Act of 1933, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company.  Sales of shares by our shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Investors may be unable to sell their shares without complying with “Blue Sky” regulations.

Each state has its own securities laws, also known as blue sky laws, which, in part, regulates both the offer and sale of securities.  In most instances, offers or sales of a security must be registered or exempt from registration under these blue sky laws of the state or states in which the security is offered and sold.  The laws and filing or notification requirements tend to vary between and among states. Investors should consult an attorney or a licensed investment professional prior to delving into blue sky laws.  Failure to comply with applicable securities regulations may lead to fines or imprisonment.

We are an “Emerging Growth Company” under the Jumpstart Our Business Startups Act of 2012 (“Jobs Act”), and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.”  These exemptions include

1.

Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

2.

Reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

3.

Exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years.  However, we would cease to qualify as an emerging growth company if we:

1.

Generate annual gross revenues of $1.0 billion or more in a fiscal year;

2.

Issue, during the previous three-year period, more than $1.0 billion in non-convertible debt; or

3.

Become a “large accelerated filer,” defined by the SEC as a company with a word-wide public float of its common equity of $700 million or more.

Our common stock may not be transferable without meeting securities registration requirements or exemption therefrom.

We have not registered our securities in any jurisdiction and have not identified any exemptions from registration.  As a result, investors in our common stock may have difficulty selling their shares unless they are able to register their shares or find an exemption therefrom.  Furthermore, broker-dealers may be unwilling or unable to act on behalf of investors in our common stock unless or until the shares are registered, or an applicable exemption from registration is identified, in certain states in which our common stock may be offered or sold.

We have not paid any cash dividends and do not intend to pay any cash dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to reinvest any earnings in the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.  Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

Special note regarding forward-looking statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

We are offering for sale to the public up to 4,000,000 shares of its common stock, the net proceeds of which will be retained by us.  Without realizing the minimum offering proceeds of $20,000, we will not be able to commence planned operations and implement our business plan.  The table below lists intended uses of proceeds indicating the amount to be used for each purpose and the priority of each purpose, if all of the securities are not sold.  The timing of the use of proceeds will be in our sole discretion.

	Minimum		75% of Maximum		Maximum
	$	%	$	%	$	%
OFFERING PROCEEDS	20,000	100.00%	30,000	100.00%	40,000	100.00%

USE OF PROCEEDS
Accounting	5,000	25.00%	5,000	16.67%	5,000	12.50%
Legal & professional	2,000	10.00%	2,000	6.67%	2,000	5.00%
Factoring operations	10,000	50.00%	15,000	50.00%	25,000	62.50%
Marketing & advertising	1,000	5.00%	2,500	8.33%	5,000	12.50%
Office equipment supplies	500	2.50%	500	1.67%	500	1.25%
Website services	1,000	5.00%	1,000	3.33%	1,000	2.50%
Working capital	500	2.50%	4,000	13.33%	1,500	3.75%

Total use of proceeds	20,000	100.00%	30,000	100.00%	40,000	100.00%

Note: Expenses of this offering are expected to be financed by existing working capital and not from the net proceeds of the offering contemplated herein.

Determination of Offering Price

The offering price of the common stock of $0.01 per share has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, we considered such factors as the prospects, if any, for similar companies, our anticipated results of operations, our present financial resources and the likelihood of acceptance of this offering.  No valuation or appraisal has been prepared for our business.  We cannot assure you that a public market for our securities will develop and continue or that the securities will ever trade at a price higher than the offering price.

Dilution

Dilution" represents the difference between the offering price and the net book value per share of common stock immediately after completion of the offering.  "Net Book Value" is the amount that results from subtracting the total liabilities of the Company from total assets.  In this offering, the level of dilution is substantial as a result of the low book value of our issued and outstanding stock.  The following table illustrates the dilution to the purchasers of the shares in this offering:

	Assuming the sale of:
	Minimum Offering	75% of Maximum	Maximum Offering
Offering price per share	$0.01	$0.01	$0.01
Net tangible book value per share before offering	-$0.0003	-$0.0003	-$0.0003
Increase attributable to existing shareholders	$0.0029	$0.0039	$0.0046
Net tangible book value per share after offering	$0.0026	$0.0036	$0.0043
Per share dilution	$0.0074	$0.0065	$0.0057
Dilution %	73.71%	64.50%	57.33%

The following table summarizes, as of December 31, 2014, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.  The table below assumes the sale of the shares offered in this prospectus before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration
	Amount	%	$	%

Founder	5,000,000	71.43%	$30,000	60.00%
Minimum Offering	2,000,000	28.57%	$20,000	40.00%
Total Assuming Minimum Offering	7,000,000	100.00%	$50,000	100.00%

Founder	5,000,000	55.56%	$30,000	42.86%
Maximum Offering	4,000,000	44.44%	$40,000	57.14%
Total Assuming Minimum Offering	9,000,000	100.00%	$70,000	100.00%

Plan of Distribution

There is no public market for our common stock.  Our common stock is currently held by one shareholder.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

We are offering, on a best-efforts, self-underwritten basis, a minimum of 2,000,000 and up to 4,000,000 shares of common stock at a price of $0.01 per share.  The shares are intended to be sold directly through the efforts of Mr. Oriel Yanguez, our sole officer and director.  The intended methods of communication include, without limitation, telephone and personal contact.  Potential investors include family, friends and acquaintances of Mr. Yanguez.  The intended methods of communication include, without limitation, telephone and personal contact.  In their endeavors to sell this offering, Mr. Yanguez does not intend to use any mass advertising methods such as the Internet or print media.

Funds received in connection with sales of our securities will be transmitted immediately into the separate bank account we have created until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Mr. Yanguez will not receive commissions for any sales she originates on our behalf.  We believe that Mr. Yanguez is exempt from registration as brokers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, Mr. Yanguez:

1.

Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of her participation; and

2.

Is not to be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Is not an associated person of a broker or dealer; and

4.

Meets the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Was not a broker or dealer, or associated person of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Our sole officer and director may not purchase any securities in this offering.

Mr. Yanguez, our sole officer and director, has no prior experience in selling stock to potential investors.  There can be no assurance that all, or any, of the shares will be sold.  As of the date of this prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this prospectus, we expect to sell this offering in multiple states, including, but not limited to, California, Nevada, New York, Oregon and Washington.

The proceeds from the sale of the shares in this offering will be payable to “Headstart Holdings, Inc.”  All subscription agreements and checks should be delivered directly to us.  Failure to do so will result in checks being returned to the investor who submitted the check.  There is no escrow, trust or similar account in which your subscription will be deposited.  All subscription funds will be deposited into a separate bank account, pending the achievement of the minimum offering.  The bank account is merely a separate non-interest bearing account under our control where we will segregate your funds.  You will not have the right to withdraw your funds during the offering.  You will only receive your funds back if we do not raise the minimum amount of the offering within 180 days.

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Headstart Holdings, Inc., Enrique Geeniezier Street, PH Miro, Suite 504, Bella Vista, Panama, Republic de Panama.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.  An investors' failure to pay the full subscription amount will entitle us to disregard the investors' subscription. We reserve the right to either accept or reject any subscription.  Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

Description of Securities

Common Stock

Headstart Holdings, Inc.’s authorized capital stock consists of 250,000,000 shares of common stock, each having a $0.001 par value.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

2.

Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

In the opinion of our legal counsel, all shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when sold, will be fully paid for and non assessable.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 50,000,000 shares of Preferred Stock, par value $0.001 per share. Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series. As of the date hereof there have been no shares of Preferred Stock designated.

Penny Stock Disclosure

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Interest of Named Experts and Counsel

Legal Matters

The validity of the shares of common stock that we are registering hereby will be passed upon for us by Bauman & Associates Law Firm, Las Vegas, Nevada, who holds no interest in our common stock and has not been hired on a contingent basis.

Experts

Malone Bailey, LLP, independent registered public accounting firm, have audited our financial statements at December 31, 2014, as set forth in their report.  We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Malone Bailey, LLC’s report, given on their authority as experts in accounting and auditing.

Description of Business

Business Development and Summary

Headstart Holdings, Inc. was incorporated in the State of Nevada on December 11, 2014, under the name Headstart Lending, Inc.  On January 9, 2015, we changed our name to Headstart Holdings, Inc.  Our primary business objective is to assist real estate businesses stabilize their cash flow requirements through factoring their accounts receivable.  We are not a lending company, banking institution or collections agency.  Our primary interest is enabling real estate businesses to receive cash for pending commissions without having to wait 30-60 days for transactions to close.  We will not service consumer debt or charged-off receivables.

During the period ended December 31, 2014, we incurred a net loss of $1,600.  We have yet to commence our planned principal operations.  We were only recently incorporated, have limited start-up operations and generated no revenues.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the annual report.  If our business fails, the investors in this offering may face a complete loss of their investment.  For a detailed “Management’s Discussion and Analysis” and “Plan of Operations,” please refer to 34.

Our mailing address is Enrique Geenizier Street ,PH Miro, Suite 504, Bella Vista, Panama, Republic de Panama.

Our fiscal year end is December 31.

We are not a “blank check” company, as that term is defined in Section 7(b)(3) of the Securities Act of 1933, as amended.  We have a defined and specific business purpose to establish ourselves as a leading source of commission advances to real estate businesses.  We have no plans to be acquired or to merge with another company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction.

Please see “Recent Sales of Unregistered Securities” on page 41 for our capitalization history.

Business of Issuer

Principal Services and Principal Markets

Headstart Holdings, Inc. is attempting to establish itself as a source for real estate businesses to receive an advance on commissions earned.   We work specifically with real estate businesses, including agents, brokers, title officers and loan officers, and not consumers. Our business is based upon purchasing our client’s accounts receivables; specifically, the commissions earned from the real estate transactions under contract.  This process is also known as “factoring” and provides the client with immediate access to cash, while we earn the difference between the discount and the face value of the accounts receivable.  We are not a loan company, debt collector nor loan servicer.

Our proposed business is to operate as a factoring company specifically targeting real estate businesses across all types, including residential, commercial and raw land.  Our initial plan is to establish a base of operations in the United States and Panama.  We expect to form subsidiary companies in each jurisdiction in which we will have operations.  For example, Panamanian activities are planned to be conducted via a Panama corporation based and operated in Panama.  Similarly, our United States operations are expected to be originated and overseen by a United States corporation.  We anticipate that legal actions will be undertaken in a jurisdiction by the subsidiary entity resident in that jurisdiction and, therefore, no legal action will occur across international borders.

Real estate commissions, as with any sales-based performance payment structure, are unpredictable and inconsistent.  A typical home sale can take anywhere from 30-90 days from contract to close.  Headstart’s program allows real estate businesses to smooth out their cash flows by giving them access to their funds at their discretion.  An example of obtaining a commission advance is expected to proceed, as follows:

1.

A real estate sale goes to contract and escrow is opened.  The total expected commission to be paid to the requestor at closing is $10,000.

2.

The requestor contacts Headstart to apply for a commission advance.  On average, we expect to advance up to 80% of the total expected commissions, which will vary on a case-by-case basis.  In this example, the maximum amount we would advance is $8,000.We are in the factoring business, whereby we purchase the accounts receivable of real estate businesses.  Once we purchase an account receivable (the right to the commission to be paid at the closing), we have no legal right to any monies until and unless the real estate transaction closes satisfactorily. Because the financial asset (the accounts receivable) is sold and removed from the balance sheet of the selling real estate business, there is no risk of creating an unsecured instrument.  Therefore, we do not anticipate the necessity for further collateralizing or securing the accounts receivable we purchase.

3.

We expect to discount the commission between 5% to 15%, depending on a variety of measurable and intangible variables, as may be determined in management’s sole discretion.  If we applied a discount of 10% to this transaction, the total value of the discount, or the amount we would earn, on this transaction would be $1,000.

4.

Our application process requests information on the requestor, including company name, contact information and copies of the real estate transaction documents.  In the vast majority of applications, we do not expect to conduct credit reviews of the applicants.  The review process is not linear and each commission advance request is evaluated on its own merit. Typically, we confirm a variety of details and request certain documentation concerning the transaction, including, but not limited to, the following:

•      A copy of the signed sales contract;

•      Documentation of, and evidence to determine, the requestor's good standing as in the real estate industry in the jurisdiction where the transaction is to occur;

•      Copies of identification and residency/citizenship documentation;

•      Understanding of any contingencies to closing and evidence of their satisfaction;

•      Executed broker's notice and acknowledgement;

•      MLS listing (or equivalent) for property;

•      Evidence of loan approval from the bank/financing source;

•      Copy of the earnest money deposit; and

•      Documentation demonstrating the net commission payable to the requestor.

5.

When the commission advance is approved, we enter into an Assignment Agreement with the requestor, wherein certain representations and warranties are made.  Such representations include, without limitation: that the commission to be purchased is free of encumbrances or judgments; requestor’s acknowledgement that if the transaction is delayed or does not close, requestor is responsible to repay any amounts advanced by the Company; requestor will not encumber, assign or reduce the amount of the commission to be paid; and instructions and a notification will be provided to the title or escrow company to pay any commissions first to the Company, with any remaining balance reverting to the requestor.  Once the Assignment Agreement is duly executed, we wire or overnight a check for $8,000 to the requestor.

6.

Upon closing of the real estate transaction, the settlement company automatically and directly pays Headstart $9,000 from the requestor’s anticipated commission payable: $8,000 for the amount of the advance plus $1,000 for the amount of the discount. The excess commission payable of $1,000 is sent to the requestor; the requestor does not need to take any further action.

In the event the closing of the real estate transaction is delayed or does not close, or the commissions are not dispersed to repay Headstart, the requestor is responsible to repay the amount advanced, in addition to any fees and penalties Headstart may impose. Such fees and penalties include the following:

•

Non-redemption Fee: If transaction closing is delayed, we will administer a non-redemption fee, expected to be up to 3% of the advance amount per month until the real estate transaction closes and satisfies the commission receivable.

•

Recovery Fee:  In the even the transaction falls our escrow and the requestor is unable to provide a suitable replacement commission receivable, we plan to institute a recovery fee associated with collection efforts in an amount up to 5% of the original advance.

It is preferable that the requestor assigns the proceeds from another real estate sale to satisfy the obligation. If he or is able to replace a failed transaction within 20 days from the date of default, we will not charge any fees to the requestor. Should the requestor be unable to satisfy the terms of our factoring arrangement in a timely manner, we may be required to engage a debt collector.  At this time, we have not engaged in our factoring operations and have not experienced any delinquencies, thus, we have not been required to engage a debt collection agency.

Distribution Methods of the Services

We intend to operate primarily as an online company; thus we will require a website that we plan to develop using a portion of the proceeds from the offering contemplated in this prospectus.  Upon launch of our proposed website, we plan to generate traffic by targeting real estate businesses through advertising on real estate websites, posting on social media platforms and via emailing real estate brokerage firms.  have not yet begun web development and have not yet engaged a developer for this purpose.  Unless and until we do so, our ability to attract real estate businesses and generate revenues will be severely limited.

Industry Background and Competition

Factoring is a business transaction used by companies to obtain cash, especially for businesses whose cash flows are unpredictable, unstable or inconsistent.  Factoring is not a loan.  There is no debt repayment, no compromise to the balance sheet and no long-term agreements or delays associated with other methods of raising capital.  Many businesses have cash flow that varies.  It might be relatively large in one period, and relatively small in another period. Because of this, businesses find it necessary to both maintain a cash balance on hand, and to use such methods as factoring, in order to enable them to cover their short term cash needs in those periods in which these needs exceed the cash flow.  Factoring allows businesses to smooth out and make their cash flows more predictable to invest cash in their company’s immediate growth, especially in times where cash on hand is insufficient to meet current obligations and accommodate its other cash needs.

Since the 2007 United States Recession, one of the fastest growing sectors in the factoring industry are real estate commission advances.  Commission advances work the same way as factoring, but is done with licensed real estate agents on their pending and future real estate commissions.  Commission advances were first introduced in Canada but quickly made its way to the United States.

The market for commission receivable factoring is highly competitive, served by a large number of small companies.  Many of these companies partner with real estate brokers, settlement companies and other real estate organizations as preferred providers, which may make it difficult to penetrate certain markets.  We expect to directly compete with larger, entrenched business with longer operating histories, more customers, greater financial strength, more name recognition and larger technical staffs.  These competitors may be able to attract customers more easily because of their financial resources and awareness in the market and the amount they dedicate to advertising budgets.  Our larger competitors can also devote substantially more resources to business development.

Intellectual Property

Our ability to protect any intellectual property and trade secrets we may develop will be critical to our success.  We intend to rely on a combination of measures to protect our intellectual property, including patents, trade secrets, trademarks, trade dress, copyrights and non-disclosure and other contractual arrangements. As of the date of this registration statement, we have no intellectual property to protect.

Government Regulation

We provide commission advances to real estate companies. We operate as a factoring company, whereby we purchase accounts receivable at a discount. We are not a lender, bank or other depository institution.  We do not provide subprime, unsecured or payday lending.  We are also neither a debt collector nor a loan servicer.  Our specific target market is real estate businesses and we do not and will not transact any business with consumers.  As of the date of this prospectus, we do not expect our business to be regulated or governed by the FDIC, FTC, CFPB, federal or state agencies.  However, if we are found to infringe on any laws and regulations, we could be subject to fines, lawsuits and significant disruption of our activities that could have a material adverse effect on us.

Panama Corporate Presence

We are a corporation formed in the United States and based in Panama.  As an internet company, we operate globally and are potentially subject to various local and foreign laws governing businesses in general.   Since we will be operating as a foreign entity in Panama, we will be required to register with the Panamanian government and obtain any necessary permits and/or licenses, such as customary business licenses or occupancy licenses.

Internet Security and Privacy

There are comparatively few laws or regulations specifically applicable to Internet businesses. Accordingly, the application of existing laws to Internet businesses, including ours, is unclear in many instances. There remains significant legal uncertainty in a variety of areas, including, but not limited to: user privacy, the positioning of sponsored listings on search results pages, defamation, taxation, and the regulation of content in various jurisdictions.

Compliance with federal laws relating to the Internet and Internet businesses may impose upon us significant costs and risks, or may subject us to liability if we do not successfully comply with their requirements, whether intentionally or unintentionally. Specific federal laws that impact our business include The Digital Millennium Copyright Act of 1998, The Communications Decency Act of 1996, The Children’s Online Privacy Protection Act of 1998 (including related Federal Trade Commission regulations), The Protect Our Children Act of 2008, and The Electronic Communications Privacy Act of 1986, among others. For example, the Digital Millennium Copyright Act, which is in part intended to reduce the liability of online service providers for listing or linking to third party websites that include materials that infringe the rights of others, was adopted by Congress in 1998. If we violate the Digital Millennium Copyright Act we could be exposed to costly and time-consuming copyright litigation.

There are a growing number of legislative proposals before Congress and various state legislatures regarding privacy issues related to the Internet generally. We are unable to determine if and when such legislation may be adopted. If certain proposals were to be adopted, our business could be harmed by increased expenses or lost revenue opportunities, and other unforeseen ways.

Taxation

We will be subject to taxes in the U.S. and any foreign jurisdictions in which we may operate in the future. Current economic and political conditions make tax rates in any of these jurisdictions subject to significant change.  Our future effective tax rates could be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities or changes in tax laws or their interpretation.

Anti-Money Laundering

We may become subject to certain provisions of the USA PATRIOT Act and the Bank Secrecy Act, under which we would be obligated to maintain an anti-money laundering compliance program covering certain of our potential business activities. In addition, the Office of Foreign Assets Control may prohibit us from engaging in financial transactions with specially designated nationals.

Anticorruption

We may also become subject to the U.S. Foreign Corrupt Practices Act, which generally prohibits companies and their agents or intermediaries from making improper payments to foreign officials for the purpose of obtaining or keeping business and requires that companies keep accurate books and records and establish certain internal control procedures to ensure compliance with the Act.

Number of total employees and number of full time employees

We rely exclusively on the services of our sole officer and director.  There are no other full- or part-time employees.  We believe that our operations are currently on a small scale that is manageable by this individual.  We anticipate hiring 1-2 employees over the next 12 months, dependent upon the amount of financing we achieve in this public offering and as our operations dictate.

Available Information

1.

Upon effectiveness of this Registration Statement, we expect to furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.

Upon effectiveness of this Registration Statement, we intend to file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.

3.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Description of Property

We use office space provided by Oriel Yanguez, our sole officer and director, at no charge to us.  The space is comprised of a desk and workstation.  Although we believe our current facilities are sufficient, we may require additional office space in the next 12 months, although we cannot be assured that such additional space will be available on reasonable terms, if at all.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Legal Proceedings

Our sole officer and director has not been convicted in a criminal proceeding, exclusive of traffic violations.

Our sole officer and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our sole officer and director has not been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.

Neither our sole director and officer nor any consultant of Headstart has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

As of the date of this prospectus, there is no public market in our common stock.  Our securities are not listed on any exchange, thus no market for our shares exists and there is no assurance that one will develop.  To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national securities exchange or association.  We have not approached any broker/dealers with regard to assisting us to apply for such listing.

As of the date of this prospectus,

1.

There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of Headstart;

2.

There are no shares of our common stock that could be sold pursuant to Rule 144 of the Securities Act;

3.

Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this prospectus, Headstart has 5,000,000 shares of $0.001 par value common stock issued and outstanding held by one shareholder of record.  We do not currently have a transfer agent; however, we are in the process of searching for an agent that we expect to engage in the near future.

Dividends

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides the following information as of December 31, 2014, for equity compensation plans previously approved by security holders, as well as those not previously approved by security holders:

1.

The number of securities to be issued upon the exercise of outstanding options, warrants and rights;

2.

The weighted-average exercise price of the outstanding options, warrants and rights; and

3.

Other than securities to be issued upon the exercise of the outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-	-	-

Equity compensation plans not approved by security holders	-	-	-

Total	-	-	-

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Headstart Holdings, Inc.

Republic de Panama

We have audited the accompanying balance sheet of Headstart Holdings, Inc. (the “Company”) as of December 31, 2014, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the period from December 11, 2014 (inception) through December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Headstart Holdings, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the period from December 11, 2014 (inception) through December 31, 2014 are in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Headstart Holdings, Inc. will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations and negative cash flows which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 24, 2015

Headstart Holdings, Inc.

Balance Sheet

December 31, 2014
Assets

Current assets:
Cash and cash equivalents	$-
Total current assets	-

Total assets	$-

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$1,600
Total current liabilities	1,600

Total liabilities	1,600

Stockholders’ deficit
Preferred stock, $0.001 par value, 50,000,000 shares
authorized, no shares issued and outstanding as of
December 31, 2014	-
Common stock, $0.001 par value, 250,000,000 shares
authorized, 5,000,000 shares issued and outstanding as of
December 31, 2014	5,000
Additional paid-in capital	25,000
Subscriptions receivable	(30,000)
Accumulated deficit	(1,600)
Total stockholders’ deficit	(1,600)

Total liabilities and stockholders’ deficit	$-

The accompanying notes are an integral part of these financial statements.

Headstart Holdings, Inc.

Statement of Operations

Inception (December 11, 2014) through
December 31, 2014

Revenue	$-

Expenses:
General and administrative expenses	1,600
Total expenses	1,600

Operating loss	(1,600)

Net loss	$(1,600)

Net loss per share - basic	$(0.00)

Weighted average number of common shares
outstanding - basic	5,000,000

The accompanying notes are an integral part of these financial statements.

Headstart Holdings, Inc.

Statement of Stockholders’ Equity

From Inception (December 11, 2014) to December 31, 2014

			Additional			Total
	Common Stock		Paid-in	Subscriptions	Accumulated	Stockholders’
	Shares	Amount	Capital	Receivable	Deficit	Deficit

December 11, 2014
Founders shares
Issued for receivable
$0.006 per share	5,000,000	$ 5,000	$ 25,000	$ (30,000)	$ -	$ -

Net loss	-	-	-		(1,600)	(1,600)

Balance, December 31, 2014	5,000,000	$ 5,000	$ 25,000	$ (30,000)	$ (1,600)	$ (1,600)

The accompanying notes are an integral part of these financial statements.

Headstart Holdings, Inc.

Statement of Cash Flows

Inception
(December 11, 2014)
Through

Operating activities
Net loss	$(1,600)
Changes in operating assets and liabilities:
Increase in accounts payable	1,600
Net cash used in operating activities	-

Net change in cash	-
Cash - beginning	-
Cash - end	$-

Supplemental disclosures:
Interest paid	$-
Income taxes paid	$-

Non-cash transactions:
Shares issued for subscriptions receivable	$30,000
Shares issued for subscriptions receivable	5,000,000

The accompanying notes are an integral part of these financial statements.

Headstart Holdings, Inc.

Notes to Financial Statements

Note 1 - History and organization of the company

The Company was organized December 11, 2014 (Date of Inception) under the laws of the State of Nevada, under the name Headstart Lending, Inc.  On January 9, 2015, the Company changed its name to Headstart Holdings, Inc.  The Company is authorized to issue up to 250,000,000 shares of its $0.001 par value common stock and up to 50,000,000 shares of its $0.001 par value preferred stock.

The business of the Company is to engage in real estate agent advances on commissions expected to be paid to realtors for actual real estate sales/purchases under contract and in escrow.  The company has limited operations and is considered to be in the development stage. For the period from inception (December 11, 2014) through December 31, 2014, the Company has elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage.

Note 2 - Accounting policies and procedures

Basis of Presentation:

The financial statements present the balance sheets, statements of operations, stockholder’s equity and cash flows of the Company. The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Year end

The Company has adopted December 31 as its fiscal year end.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of December 31, 2014.

Advertising costs

The Company expenses all costs of advertising as incurred.  There were no advertising costs included in selling, general and administrative expenses at December 31, 2014.

General and administrative expenses

The significant components of general and administrative expenses consist of bank fees and license and permit fees.

Loss per share

Net loss per share is provided in accordance with FASB ASC 260-10, “Earnings per Share”.  Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company had no dilutive common stock equivalents, such as stock options or warrants as of December 31, 2014.

Headstart Holdings, Inc.

Notes to Financial Statements

Dividends

The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Income Taxes

The Company follows FASB ASC 740-10, “Income Taxes” for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of December 31, 2014, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of December 31, 2014, no income tax expense has been incurred.

Contingencies

The Company is not currently a party to any pending or threatened legal proceedings.  Based on information currently available, management is not aware of any matters that would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

Recent pronouncements

The Company evaluated all recent accounting pronouncements issued and determined that the adoption of these pronouncements would not have a material effect on the financial position, results of operations or cash flows of the Company.

Headstart Holdings, Inc.

Notes to Financial Statements

Note 3 - Going concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company had an accumulated deficit of $1,600 as of December 31, 2014. These factors, among others, raise substantial doubt about our ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  The Company is contemplating conducting an offering of its debt or equity securities to obtain additional operating capital.  The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 4 - Income taxes

For the year ended December 31, 2014, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded.  In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets.  At December 31, 2014, the Company had approximately $1,600 of federal net operating losses, respectively.  The net operating loss carry forwards, if not utilized, will begin to expire in 2034. The provision for income taxes consisted of the following components for the year ended December 31:

The components of the Company’s deferred tax asset are as follows:

December 31, 2014
Deferred tax assets:
Net operating loss carry forwards	560
Valuation allowance	(560)
Total deferred tax assets	$ -

Headstart Holdings, Inc.

Notes to Financial Statements

The valuation allowance for deferred tax assets as of December 31, 2014 was $560.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2014, and recorded a full valuation allowance.  Reconciliation between the statutory rate and the effective tax rate is as follows at December 31:

2014

Federal statutory tax rate	(35.0)%
Valuation Allowance	35.0

Note 5 - Stockholders’ equity

The Company is authorized to issue up to 250,000,000 shares of its $0.001 par value common stock and up to 50,000,000 shares of its $0.001 par value preferred stock.

On December 11, 2014, the Company issued 5,000,000 shares of its $0.001 par value common stock as founders’ shares to an officer and director in exchange for a subscription receivable in the amount of $30,000. The subscription receivable was paid in full on January 5, 2015, subsequent to the period covered by these financial statements.

As of December 31, 2014, there have been no other issuances of common stock.

 Note 6 - Related Party Transactions

Office space and services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

On December 11, 2014, the Company issued 5,000,000 shares of its $0.001 par value common stock as founders’ shares to an officer and director in exchange for a subscription receivable in the amount of $30,000.

Note 7 - Subsequent Events

The Company’s Management has reviewed all material events through February 18, 2015, in accordance with ASC 855-10, and there are no material subsequent events to report, except for the following:

On January 5, 2015, the founding shareholder of the Company provided gross cash in the amount of $30,000 in satisfaction of the stock receivable related to the December 31, 2014 purchase of 5,000,000 shares of the Company’s common stock.

Management's Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Results of Operation for the period December 11, 2014 (Inception) to December 31, 2014

Revenues

Headstart Holdings, Inc. was incorporated in the State of Nevada on December 11, 2014, with the goal of assisting real estate companies stabilize their cash flows through the factoring of their accounts receivable, in other words, real estate commissions payable.  We are not and have no intention to operate as a loan company, banking institution or collections agency.  We will service only real estate businesses and will not purchase consumer debt or charged-off receivables.  We purchase future commission at a discount and earn the spread.  In addition, we charge documentation and contract fees that add to our revenue stream.  In the event the real estate transaction is delayed or does not close, fines or fees may be imposed, and the requestor remains responsible to pay the full amount.

We will operate primarily as an online company.  The majority of our business is expected to be driven through a website, which we have not yet begun development on as of the date of this prospectus.  We are registering shares of our common stock in this offering to raise capital sufficient to cover the costs associated with the offering and to establish a base of operations, including, but not limited to: website development, graphic design, marketing and advertising, working capital, legal, accounting and transfer agent fees.  However, we cannot assure you that the actual expenses incurred will not materially exceed our estimates or that cash flows from potential future revenues will be adequate to maintain our business.

Unless and until we publish our proposed website, we have limited means with which to attract clients and generate revenues.  As of December 31, 2014, we did not generate any revenues.  Although we intend to begin generating revenues in the next twelve months, there is a possibility we may continue to incur operating losses.  As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Operating expenses

We expect to incur various costs and expenses in the execution of our business. During the year ended December 31, 2014, total expenses were $1,600, which is solely attributable to $1,600 in general and administrative expenses related to incorporation fees with the State of Nevada and legal fees.

Net loss

In the year ended December 31, 2014, we incurred a net loss of $1,600.

Liquidity and capital resources

As of December 31, 2014, we had no cash on hand.  We sold $30,000 of our common stock to our founding shareholder, the payment for which was not received as of the date of our audited financial statements and were therefore considered a Subscription Receivable.  The cash payment was received on or about January 5, 2015. Cash is expected to increase over the next one to two quarters, primarily due to the anticipated receipt of funds from this offering to offset our near term cash requirements.  In the event we are do not realize any funds from this proposed registered offering, we anticipate being able to sustain only minimal operations for approximately three to six months, during which time we will be unable to pursue our planned business objectives.  We are registering for sale up to 4,000,000 shares of our common stock at a price of $0.01 per share.  If we are successful in raising the maximum offering amount, or $40,000, management believes the aggregate funds will be sufficient to establish a base of operations over the next 12 months.

The execution of our business plan will cause us to experience net negative cash flows from operations.  Although we anticipate generating revenues within the next 12 months, there can no guarantee that our factoring activities will be successful or sufficient to offset our cash outflows.  We had no means through which to generate revenues as of December 31, 2014.  Thus, our management expects that we will experience net cash out-flows for at least the next 12 months, given the developmental nature of our business.

Our limited operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks for us include, but are not limited to, an evolving business model and the management of growth.  There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.  As such, our principal accountants have expressed substantial doubt about our ability to continue as a going concern because we have limited operations and have not fully commenced planned principal operations.  If our business fails, our investors may face a complete loss of their investment.

In the future, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.  There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.

We have not paid for expenses on behalf of our directors.  Additionally, we believe that this fact shall not materially change.

We currently do not have any material contracts and or affiliations with third parties.

Plan of Operation

Headstart is attempting to establish itself in the business of factoring the accounts receivables of real estate businesses.  We purchase commissions receivable at a discount to the face value of the receivable, as well as charge nominal documentation and contract fees.  A simplified example of how our proposed services work is, as follows:

1.

We purchase up to 80% of a real estate business’s commissions receivable.  We calculate and pay a discount to the face value of the commissions receivable.

2.

We receive funds directly from the settlement company upon the close of the real estate transaction.

3.

If the closing of the real estate transaction is delayed, additional fees are added.  If the real estate transaction is terminated, the requestor remains liable to repay the entire amount, inclusive of fees.

We are not and have no intention to operate as a loan company, banking institution or collections agency.  We will service only real estate businesses and will not purchase consumer debt or charged-off receivables.  We work specifically with real estate businesses and not consumers.

Our ability to generate revenue is a function of the speed by which a real estate transaction will close.  Therefore, our revenues are singularly dependent upon factors outside of our control.  We have prepared this offering to provide at least the minimum amount of funds to provide sufficient capital for the next 12 months.  If we are unsuccessful in securing at least the minimum offering amount sought in this offering, we may be forced to materially curtail operations and seek cash from other sources.  If we were to not receive any additional funds, including the funds from this offering, we could still develop and publish a basic website, however, we may be unable to purchase real estate commissions receivable and, therefore, unable to operate our business in any meaningful way.

As a result of our being a development stage company with minimal assets and access to capital, we have set forth the following operational milestones and objectives:

Stage 1 - Organizational Stage

•

Corporate formation and business plan development (COMPLETE):  We were formed as a corporation in the State of Nevada on December 11, 2014.  Our founder, Oriel Yanguez, has developed and is attempting to execute a formal business plan.

•

Obtain seed capital (COMPLETE): On December 11, 2014, we issued 5,000,000 shares of our common stock to our founder, Mr. Yanguez, in exchange for a Subscription Receivable in the amount of $30,000.  Mr. Yanguez satisfied the Subscription Receivable on January 5, 2015.

•

Register public offering of common stock:  With the seed capital obtained from Mr. Yanguez, we have engaged a certified independent public accounting firm and retained legal counsel to assist us in the preparation of a registration statement to be used to raise capital through the sale of our common stock.  As of the date of this prospectus, we have expended $4,500 toward this goal and estimate we will require up to an additional $5,500 to complete the securities registration.  We believe that we will raise sufficient capital to establish our base of operations and initiate our business objectives.  We do not expect to begin operations until we have closed this offering.  We intend to concentrate all of our efforts on raising as much capital as we can during this period.  The balance of $20,000 provided by our founder is anticipated to be retained as working capital for any general corporate purposes we may deem necessary, pending the outcome of our public offering.

Stage 2 - Development Stage

•

Develop and launch website:  We will operate exclusively as an online company.  As such, we have budgeted a portion of the proceeds from the offering contemplated in this prospectus toward hiring a web developer to reserve our domain name, engage a web hosting company and design and publish our proposed website.  We have budgeted up to $1,000 to begin the development of our internet strategy.  We have not identified or engaged any web developer as of the date of this prospectus.  We have not yet reserved our domain and have not developed or published a website.  Unless and until we do so, we have no means with which to generate revenues.  Our management expects to launch a website within 3 months after the raising at least the minimum offering amount sought in this prospectus.

•

Design and implement marketing strategy:  Concurrent with the design of our proposed website, we will design an Internet marketing strategy with our web developer to direct traffic to our website.  Upon the launch of our website, and dependent upon the advice of our developer, we expect to implement any web marketing strategy we may design.  We have allocated up to $5,000 toward any potential Internet marketing activities.  We do not plan to expend any effort or funds toward marketing and advertising until after our website is published.

•

Factoring operations:  Our management has set aside up to $25,000 to purchase the receivables of real estate businesses.  We do not expect to conduct factoring operations until such time as our website is active and we have begun to market and advertise our services to the real estate community.

•

Public reporting requirements:  We have budgeted up to $7,000 to maintain our public reporting status, assuming our registration statement filed with the SEC is deemed effective.

•

In the event we do not receive at least the minimum amount of funds sought in this public offering, we believe we will have sufficient funds to pursue this Stage 2 on a limited basis.  Management is doubtful that any significant business will be accomplished until additional funds are raised.

Stage 3 - Growth Stage

•

Increase market awareness:  Within the 12 months after the launch of our website in Stage 2, and assuming we raise the maximum offering amount, our management plans to develop and implement a second stage promotional strategy to increase awareness of our brand and proposed factoring services, as well as drive traffic to our web site.  Our management estimates our budget for expanded marketing activities will be approximately $4,000.  Our web marketing strategy has not been developed and may differ significantly when actually implemented.  Any such strategy will be put into action as soon as possible.

•

Until an infusion of the full amount raised in this offering, we do not anticipate being able to commence this Stage 3 of our Plan of Operation.  We believe that the funds allocated in the offering will assist us in generating revenues.  However, we have suffered start-up losses and there remain substantial barriers regarding our ability to continue as a going concern.

All estimated costs, above, are estimates of management and actual, realized costs may vary significantly.  There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock.  Further, we may continue to be unprofitable.  We cannot assure you that the budgeted expenses will not be materially greater than forecast.  If such costs are higher than predicted, we may be unable to achieve one or a number of our anticipated milestones.  Additionally, any delay in the process will set back all objectives not yet achieved.

If we do not generate sufficient cash flow to support our operations over the next 12 months, or if our overhead increases substantially, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

We do not expect to incur research and development related expenses in the next 12 months, and none have been paid to our affiliates, to date.

We do not expect to purchase any significant plant or equipment that in the next 12 months.

Our management does not expect to incur research and development costs.

The number of employees required to operate our business is currently one part time individual.  We plan to rely exclusively on the services of our sole officer and director.  As our operations require, we expect to hire up to 2 additional staff over the next approximately 6-12 months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Emerging Growth Company

The JOBS Act provides that, so long as a company qualifies as an “emerging growth company,” it will, among other things:

1.

Be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

2.

Be exempt from the “say on pay” and “say on golden parachute” advisory vote requirements of the Dodd-Frank Wall Street Reform and Customer Protection Act (the “Dodd-Frank Act”), and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer and be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934; and

3.

Instead provide a reduced level of disclosure concerning executive compensation and be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotations or a supplement to the auditor’s report on the financial statements.

It should be noted that notwithstanding our status as an emerging growth company, we would be eligible for these exemptions as a result of our status as a “smaller reporting company” as defined by the Securities Exchange Act of 1934.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Directors, Executive Officers, Promoters and Control Persons

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service

Oriel Yanguez	33	President, Secretary, Treasurer and Director	2014-2015

Background of Directors, Executive Officers, Promoters and Control Persons

Oriel Yanguez, President and Director - From March 2005- September 2007, Mr. Yanguez was employed as a credit and collections manager by Banco Azteca, which is a Mexican bank located in Panama City, Panama. Between September 2007 and August 2010, Mr. Yanguez worked for Multibank Panama as a commercial loan officer.  His job entailed credit approval for small to mid-sized companies with sales of $1 million to $10 million per year. From August 2010 to June 2012, he worked as a business development manager in the APM terminal for the Maersk line in the Panama port near the Panama Canal. Between July 2012 and October, 2014, Mr. Yanguez worked at Caja de Ahorros bank in Panama, Panama. Job duties included loan approvals for Government projects, large apartment buildings, commercial buildings and hotels. He also reviewed the financial statements and performed the financial analysis on these projects. On October 2014, he was employed by Bank Banvivienda located in Panama, Panama and is working there till present day. His job consists of loan approval financing for government projects, buildings and hotels with loans ranging between $1 million and $60 million. Mr Yanguez’s credentials include an economics degree from the University of Panama and a B.A. in marketing from the State University of New York located in Panama, Panama.

Promoters

Oriel Yanguez is a founder and director, and, as such, is considered a promoter of our company.

Board Committees

We currently have no compensation committee or other board committee performing equivalent functions.  We currently have no plans to establish audit, compensation or nominating committees.

As defined in Item 407 of Regulation S-K, our sole director, Mr. Yanguez, is not considered an independent director.

Involvement on Certain Material Legal Proceedings During the Last Five Years

No petition under the Federal bankruptcy laws or any state insolvency law has ever been filed by or against, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of our sole officer and director, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which she was an executive officer at or within two years before the time of such filing.

Neither our sole officer and director nor any consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

No bankruptcy petitions have been filed by or against any business or property of our sole director and officer nor has any bankruptcy petition been filed against a partnership or business association where this person was a general partner or executive officer.

Our sole director and officer has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our sole officer and director has never been convicted of violating a federal or state securities or commodities law.

Executive Compensation

The following table sets forth all compensation paid to our Principal Executive and Financial Officers for the period from December 11, 2014 (inception) to December 31, 2014:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

Oriel Yanguez	2014	-	-	-	-	-	-	-	-
President

Employment Contracts and Officers’ Compensation

We do not have employment agreements.  Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed.

Directors’ Compensation

Our directors are not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses.  We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors of our company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership(1)	Percent of Class
			Before Offering	After Offering(2)

Common	Oriel Yanguez, Sole Officer and Director (3)	5,000,000	100.0%	55.56%

	All Directors and Officers as a group (1 persons)	5,000,000	100.0%	55.56%

Notes:

1.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

2.

Assumes the sale of the maximum offering amount of shares being offered for sale.

3.

The address for our sole officer and director is: Enrique Geenizier Street, PH Miro, Suite 504, Bella Vista, Panama, Republic de Panama.

Stock Option Plan And Other Long-Term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Certain Relationships and Related Transactions

On December 11, 2014, we issued a total of 5,000,000 shares of $0.001 par value common stock to Oriel Yanguez, our founder and sole officer and sole director, for a total amount of $30,000.

Additionally, we use office space and services provided without charge by our sole officer.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Headstart Holdings, Inc.’s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See Item 24 “Indemnification of Directors and Officers,” on page 41.

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered.  All amounts are estimated.

EDGAR Conversion Fees	$ 2,000
Transfer Agent Fees	3,000
Accounting and Legal Fees	5,000
SEC Registration Fee	10
Total	$10,010

Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer.  We indemnify any of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney’s fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at our request as one of our officers or directors.  We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Recent Sales of Unregistered Securities.

On December 11, 2014, we sold 5,000,000 shares of our $0.001 par value common stock to Oriel Yanguez, our founder and sole officer and director, for $30,000.  The full amount was paid in cash on January 5, 2015.  This sale of stock did not involve any public offering, general advertising or solicitation.  At the time of the issuance, the purchaser had fair access to and was in possession of all available material information about our company.  Additionally, the purchaser represented his intent to acquire securities for his own account and not with a view to further distribute the shares.  The shares bear a restrictive transfer legend.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933, for transactions by an issuer, not involving a public offering.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws

a) Articles of Incorporation*
b) Amendment to Articles of Incorporation*
b) Bylaws*

5.	Opinion on Legality

Attorney Opinion Letter*

23.	Consent of Experts and Counsel

a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing
b) Consent of Independent Registered Public Accounting Firm

99.	Subscription Agreement*

* Incorporated by reference herein filed as exhibits to the Registration Statement on Form S-1 filed on February 26, 2015.

Undertakings

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430C under the Securities Act.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1)

To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

D.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Panama, Republic of Panama, on April 22, 2015.

HEADSTART HOLDINGS, INC.
(Registrant)

By: /s/ Oriel Yanguez
Oriel Yanguez
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Oriel Yanguez	President and CEO	April 22, 2015
Oriel Yanguez

/s/ Oriel Yanguez	Principal Financial Officer and	April 22, 2015
Oriel Yanguez	Principal Accounting Officer

/s/ Oriel Yanguez	Director	April 22, 2015
Oriel Yanguez

Exhibit Index

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws

a) Articles of Incorporation*
b) Amendment to Articles of Incorporation*
b) Bylaws*

5.	Opinion on Legality

Attorney Opinion Letter*

23.	Consent of Experts and Counsel

a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing
b) Consent of Independent Registered Public Accounting Firm

99.	Subscription Agreement*

* Incorporated by reference herein filed as exhibits to the Registration Statement on Form S-1 filed on February 26, 2015.